Exhibit 10.28

COMMSCOPE HOLDING COMPANY, INC.

ANNUAL INCENTIVE PLAN

COMMSCOPE HOLDING COMPANY, INC.

ANNUAL INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT OF PLAN

1.1. PURPOSE. The purpose of this Plan is to enhance the Company’s ability to attract, motivate, reward and retain employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company’s stockholders by providing additional compensation to designated employees of the Company based on the achievement of performance objectives. To this end, the Plan provides for the payment of annual cash incentive awards to eligible employees of the Company, the payment of which will be based on the achievement of one or more Performance Objectives during a Plan Year. The Plan shall remain in effect for successive Plan Years unless and until terminated by the Committee pursuant to Article 6. Unless otherwise specified by the Committee or the CEO, as applicable, the Performance Objectives include Company Performance Objectives and Individual Performance Objectives. Company Performance Objectives are designed to focus on overall corporate or business unit financial or operational results that drive stockholder value. Individual Performance Objectives are intended to measure individual goals and competencies and to motivate and reward outstanding individual performance.

1.2. EFFECTIVE DATE. This Plan was approved by the Committee on [                    ], 2013, to be effective as of [                    ].

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Plan, unless the context in which they are used clearly indicates that some other meaning is intended.

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Annual Incentive Award” means the cash incentive award payable to a Participant under this Plan calculated by reference to the achievement of applicable Performance Objectives, as determined in accordance with Article 5.

(c) “Base Salary” means a Participant’s annual base salary actually paid by the Company and received by the Participant during the applicable performance period, based on salary earnings before reductions for such items as contributions under Section 401(k) of the Code. Base Salary does not include (i) Annual Incentive Awards under the Plan, (ii) long-term incentive awards, (iii) signing bonuses or any similar bonuses, (iv) cash payments received pursuant to the Company’s [Retirement Savings Plan], (v) imputed income from such programs as executive life insurance, or (vi) nonrecurring earnings such as moving expenses.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “CEO” means the Chief Executive Officer of the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a Public Offering:

(i) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person, other than a Principal Stockholder or an Underwriter, becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly (or indirectly from Underwriters) from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the Compensation Committee of the Board.

(j) “Company” means CommScope Holding Company, Inc., a Delaware corporation, or any successor corporation

(k) “Company Performance Objectives” means the Company Performance Objectives established by the Committee or the CEO, as applicable, for a Plan Year, as provided in Article 5.

(l) “Disability” shall mean permanent disability, as provided in the Company’s long-term disability plan.

(m) “Effective Date” means [            ], 2013.

(n) “Individual Performance Objectives” means the Individual Performance Objectives established for a Participant by the Committee or the CEO, as applicable, for a Plan Year, as provided in Article 5.

(o) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

(p) “Participant” means a person who, as an employee of the Company or any Affiliate, has been granted an Annual Incentive Award opportunity under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated by the Participant or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(q) “Performance Objectives” means collectively, with respect to a Participant, any Company Performance Objectives and Individual Performance Objectives applicable to the Participant, as provided in Article 5.

(r) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(s) “Plan” means this CommScope Holding Company, Inc. Annual Incentive Plan, as amended from time to time.

(t) “Plan Year” means January 1 to December 31 of each year.

(u) “Principal Stockholder” means Carlyle-CommScope Holdings, L.P. (the “LP”), a Delaware limited partnership, or any subsidiary or parent thereof, or any entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the LP.

(v) “Public Offering” means a public offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the 1933 Act.

(w) “Retirement” shall mean (i) retirement at or after age 55 and the completion of 10 years of service with the Company or any of its Subsidiaries, (ii) retirement at or after age 65 or (iii) early retirement with the prior written approval of the Company.

(x) “Section 16 Officer” means a Participant who, as of the beginning of the applicable performance period, is an officer subject to Section 16 of the 1934 Act.

(y) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(z) “Target Award” has the meaning described in Section 5.2.

(aa) “Underwriter” means a broker, underwriter or financial institution that acquires such shares as part of a firm commitment or similar underwriting or distribution process pursuant to which the subject shares of stock are being held for further distribution.

(bb) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(cc) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

ADMINISTRATION

3.1. COMMITTEE. This Plan shall be administered by the Committee.

3.2. AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

(a) designate Participants for each Plan Year (by individual or employee class);

(b) establish and review Individual Performance Objectives and weightings for different Individual Performance Objectives for each Plan Year;

(c) establish and review Company Performance Objectives and weightings for different Company Performance Objectives for each Plan Year;

(d) establish Target Awards for Participants for each Plan Year;

(e) determine whether and to what extent Performance Objectives were achieved for each Plan Year;

(f) increase or decrease the Annual Incentive Award otherwise payable to any Participant resulting from the achievement of Company Performance Objectives and Individual Performance Objectives in any Plan Year, based on such objective or subjective factors as the Committee shall deem relevant;

(g) establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer this Plan;

(h) make all other decisions and determinations that may be required under this Plan or as the Committee deems necessary or advisable to administer this Plan;

(i) amend this Plan as provided herein; and

(j) delegate to the CEO any authority or responsibility to administer the Plan with respect to Participants who are not Section 16 Officers.

3.3. DECISIONS BINDING. The interpretation of this Plan by, and all decisions and determinations by, the Committee or the CEO, as applicable, with respect to this Plan are final, binding, and conclusive on all parties.

ARTICLE 4

ELIGIBILITY

4.1. DESIGNATION OF PARTICIPANTS. Before the 90th day of each Plan Year, the Committee shall review and approve (individually, in the case of Section 16 Officers, or by group, in the case of other Participants) the Participants and their Target Awards for that Plan Year. Inclusion as a Participant in the Plan in any Plan Year does not guarantee that such Participant will receive any amount in payment of an Annual Incentive Award.

4.2. PARTIAL YEAR PARTICIPATION. Unless otherwise determined by the Committee or the CEO (with respect to individuals who are not Section 16 Officers) (i) if a Participant begins employment or is promoted to an eligible position after the beginning of a Plan Year but before October 1 of such Plan Year, such Participant will be eligible to receive an Annual Incentive Award for such Plan Year, which will be prorated based on the number of days such person participated in the Plan during the Plan Year; and (ii) if a Participant begins employment or is promoted to an eligible position after October 1 of a Plan Year, the Participant will not be eligible to receive an Annual Incentive Award for such Plan Year. If a Participant takes a leave of absence during the Plan Year for any reason, the Committee or the CEO (with respect to individuals who are not Section 16 Officers) in their discretion, may determine whether such employee may participate in this Plan and the terms of such participation, if any.

4.3. CHANGE IN ELIGIBLE POSITION. Unless otherwise determined by the Committee or the CEO (with respect to individuals who are not Section 16 Officers), if a Participant changes from one eligible position to another during a Plan Year, the Participant’s Annual Incentive Award for such Plan Year will be prorated based on the number of days such person participated in the Plan during the Plan year in each respective position and shall be determined with respect to the Target Award and Performance Objectives relevant to such respective positions.

4.4. DEMOTIONS; TERMINATIONS. Unless otherwise determined by the Committee or the CEO (with respect to individuals who are not Section 16 Officers) if a Participant resigns, is terminated, or is demoted to a non-eligible position during the Plan Year, the Participant’s Plan participation shall end at that time. Notwithstanding the foregoing, in the event of a Participant’s death or Disability, the Committee or the CEO (with respect to individuals who are not Section 16 Officers) in their discretion, may determine whether such employee may participate in this Plan and if so, the terms of such participation pursuant to Section 5.6 hereof.

ARTICLE 5

OPERATION OF THE PLAN

5.1. PLAN STRUCTURE. Subject to the terms and conditions described herein, each Participant shall be eligible to receive an Annual Incentive Award for the Plan Year if certain Performance Objectives are met or exceeded by the Company and, if applicable, the Participant. Each Plan Year, Performance Objectives and their respective weightings and Target Awards shall be established as provided in Sections 5.2, 5.3 and 5.4 hereof.

5.2. ESTABLISHMENT OF TARGET AWARDS. Each Participant shall have a target award, reflected as a specified amount or a percentage of his or her Base Salary, that will be awarded to the Participant for the designated Plan Year if the established Performance Objectives are achieved at the target level (the “Target Award”). Before the 90th day of each Plan Year, (i) the Committee shall approve the Target Award for each Participant that is a Section 16 Officer, (ii) the CEO shall approve the Target Award for all Participants other than Section 16 Officers, and (iii) the Committee shall approve the aggregate cost of Target Awards for all Participants other than Section 16 Officers. Each Participant’s Target Award percentage will be communicated in writing to the Participant upon such Participant’s initial participation in the Plan, and shall remain in effect until any change thereto is communicated to the Participant in writing. The actual Annual Incentive Award to a Participant may be greater or less than his or her Target Award, depending on the level of achievement of applicable Performance Objectives and such other objective or subjective factors as the Committee with respect to Section 16 Officers or the CEO with respect to individuals who are not Section 16 Officers, as applicable, shall deem relevant.

5.3. COMPANY PERFORMANCE OBJECTIVES. Before the 90th day of each Plan Year, (i) the Committee shall approve Company Performance Objectives for that Plan Year for the Section 16 Officers, and (ii) the CEO shall approve Company Performance Objectives for that Plan Year for other Participants. The Company Performance Objectives will be communicated in writing to the Participants. In establishing Company Performance Objectives, the Committee or the CEO, as applicable, may take into account such factors as it deems appropriate, including, without limitation, prior year results, planned business results, anticipated business trends, performance relative to peer companies and macroeconomic conditions.

5.4. INDIVIDUAL PERFORMANCE OBJECTIVES. Before the 90th day of each Plan Year, (i) the Committee shall approve any Individual Performance Objectives for that Plan Year for the Section 16 Officers, and (ii) the CEO shall approve Individual Performance Objectives for that Plan Year for other Participants. Any such Individual Performance Objectives will be communicated in writing to the Participants. In addition, whether or not written Individual Performance Objectives are established for a Plan Year, the Committee with respect to Section 16 Officers or the CEO with respect to individuals who are not Section 16 Officers, as applicable, reserves the right to increase or decrease a Participant’s Annual Incentive Award based on a subjective assessment of the Participant’s overall performance during the Plan Year.

5.5. PAYOUT FORM AND TIMING. Annual Incentive Awards will be paid in a lump sum in cash as soon as administratively practicable after the Committee or the CEO (in the case of Participants that are not Section 16 Officers) determines whether and to what extent Performance Objectives were achieved, but no later than March 15 following the end of the Plan Year for which the Annual Incentive Awards, if any, were earned; provided that any Annual Incentive Award which is properly deferred by a Participant under a deferred compensation plan or arrangement adopted or approved by the Company shall be paid pursuant to the terms and conditions of such deferral.

5.6. TERMINATION OF EMPLOYMENT. Unless otherwise determined by (i) the Committee in its discretion or (ii) the CEO in his or her discretion with respect to a Participant who is not a Section 16 Officer, and subject to any contrary provision in an individual employment, key position, severance or similar agreement with a Participant, a Participant must be actively employed and in good standing or on approved leave of absence as of the date of payment in order to be eligible to receive an Annual Incentive Award for such Plan Year, and a Participant whose employment terminates for any reason prior to the date of payment shall forfeit his or her right to receive an Annual Incentive Award for such Plan Year. Notwithstanding the foregoing, pursuant to Section 4.4, the Committee or the CEO (with respect to individuals who are not Section 16 Officers) may determine, in their discretion and on a case-by-case basis, that a Participant whose employment is terminated on account of death, Disability or Retirement shall remain eligible to receive a portion of his or her Annual Incentive Award, based on actual achievement of applicable Performance Objectives and prorated based on the number of days that the Participant was actively employed and performed services during the applicable performance period. Any amounts paid on behalf of a deceased Participant will be paid to the Participant’s beneficiary.

5.7. CHANGE IN CONTROL. In the event a Change in Control occurs during a Plan Year, unless otherwise determined by the Committee, a pro rata portion of the Target Award amounts for that Plan Year (based on the number of days in the Plan Year preceding the Change in Control, divided by 365) shall be deemed earned, notwithstanding the level of achievement of Performance Objectives. Such prorata Target Awards shall be paid to Participants no later than thirty (30) days after the effective date of the Change in Control and, unless other determined by the Company in its sole discretion, such payments shall be in full satisfaction of any awards under the Plan for such Plan Year and no additional amounts shall be payable to Participants under the Plan with respect to such Plan Year.

ARTICLE 6

AMENDMENT, MODIFICATION AND TERMINATION

6.1. AMENDMENT, MODIFICATION AND TERMINATION. The Committee may, at any time and from time to time, amend, modify or terminate this Plan. The Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

6.2. TERMINATION DURING PLAN YEAR. Termination or amendment of this Plan during a Plan Year may be retroactive to the beginning of the Plan Year, at the discretion of the Committee. If a Change in Control occurs, no amendment or termination may adversely affect amounts payable to a Participant without the consent of the Participant.

ARTICLE 7

GENERAL PROVISIONS

7.1. NO RIGHT TO PARTICIPATE. No employee shall have any right to be selected to participate in this Plan.

7.2. NO RIGHT TO EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

7.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

7.4. FUNDING. Benefits payable under this Plan to a Participant or to a beneficiary will be paid by the Company from its general assets. The Company is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under this Plan. Any such action or set-aside may not be deemed to create a trust of any kind between the Company and any Participant or beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under this Plan will have no rights greater than the rights of any other unsecured creditor of the Company.

7.5. EXPENSES. The expenses of administering this Plan shall be borne by the Company and its Subsidiaries.

7.6. TITLES AND HEADINGS. The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

7.7. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

7.8. GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

7.9. COMPENSATION RECOUPMENT POLICY. Annual Incentive Awards granted under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the recipient of such award.

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The foregoing is hereby acknowledged as being the CommScope Holding Company, Inc. Annual Incentive Plan as adopted by the Committee on [            ], 2013, to be effective as of [            ], 2013.

COMMSCOPE HOLDING COMPANY, INC.

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